Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
OceanFirst Financial Corp.:
We consent to the incorporation by reference in the registration statements (No. 333-215270; No. 333-215269; No. 333-177243; No. 333-141746; and No. 333-222811) on Form S-8, in registration statements (No. 333-213307; and No. 333-209590) on Form S-4, as amended by Post-Effective Amendments No. 1 on Form S-8, the registration statement (No. 333-220235) on Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8 and Post-Effective Amendment No. 2 on Form S-3 and in registration statement (No. 333-213487) on Form S-3 of OceanFirst Financial Corp., of our reports dated February 28, 2018, with respect to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiaries (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Short Hills, New Jersey
February 28, 2018